UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 23, 2006

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 594-2700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

SL Green Realty Corp. 2006 Outperformance Plan

On October 23, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of SL Green Realty Corp. (the “Company”) approved the form of award agreement (the “Form of Award Agreement”) for granting awards under the SL Green Realty Corp. 2006 Outperformance Plan (the “2006 Outperformance Plan” or the “Plan”), a long-term incentive compensation program the Compensation Committee approved on August 14, 2006.  A copy of the Form of Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The purpose of the 2006 Outperformance Plan is to further align the interests of the Company’s stockholders and management by encouraging the Company’s senior officers to “outperform” and to create stockholder value in excess of industry expectations in a “pay for performance” structure. A summary of the terms of the 2006 Outperformance Plan is contained in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on August 18, 2006.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Award Agreement for granting awards under the SL Green Realty Corp. 2006 Outperformance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SL GREEN REALTY CORP.

Date: October 27, 2006	By:	/s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer